Exhibit 99.1

Rex Energy’s Continued Listing Request Accepted by Nasdaq

STATE COLLEGE, Pa., December XX, 2016 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) (“Rex Energy”) today announced that Nasdaq has notified the company that it has accepted Rex Energy’s request for continued listing on the Nasdaq Capital Market. In addition, the company has been granted an additional extension through June 12, 2017 to regain compliance with Nasdaq’s minimum bid price requirement.

“We would like to thank Nasdaq for the acceptance of our request for continued listing”, said Tom Stabley, Rex Energy’s President and Chief Executive Officer. “We will be proactive in executing our business plan to increase our share price and obtain full compliance with the Nasdaq listing standards.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties, such as financial market conditions, changes in commodities prices and the other risks discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other subsequent filings with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statements, which are made only as of the date hereof. Rex Energy has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

About Rex Energy Corporation

Headquartered in State College, Pennsylvania, Rex Energy is an independent oil and gas exploration and production company with its core operations in the Appalachian Basin. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

*    *    *    *    *

For more information contact:

Investor Relations

(814) 278-7130

InvestorRelations@rexenergycorp.com